Exhibit 99.1
PORTOLA PACKAGING, INC.
RESTRUCTURING TERM SHEET
JULY 24, 2008
The terms and conditions described herein are part of a comprehensive compromise, each element of which is consideration for the other elements and an integral aspect of the proposed restructuring. This term sheet does not constitute an offer or a legally binding obligation of the Wayzata Entities, GECC, the Informal Noteholders Committee, the Company (each as defined below), or any other party in interest, nor does it constitute an offer of securities or a solicitation of the acceptance or rejection of a chapter 11 plan for the Company. The transactions contemplated by this term sheet are subject to conditions to be set forth in definitive documents (“Definitive Documents”) acceptable in form and substance to the Company (except as noted below), Wayzata and GECC. This term sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any other rule of similar import. Until publicly disclosed by the Company, with the prior written consent of Wayzata and GECC, this term sheet and the information contained herein is strictly confidential and may not be shared with any person. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the RSA (as defined below).
THIS TERM SHEET DOES NOT CONSTITUTE A SOLICITATION OF VOTES FOR A PLAN OF REORGANIZATION FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE OR AN OFFER WITH RESPECT TO ANY SECURITIES. SUCH OFFER OR SOLICITATION WILL BE MADE IN COMPLIANCE WITH ALL APPLICABLE LAW.
Transaction Overview

Proposed Parties	Portola Packaging, Inc. (“Portola” or the “Company”) and all of its direct and indirect foreign and domestic subsidiaries and affiliates, each a guarantor of the First Lien Obligations (defined below), Second Lien Obligations (defined below), and the Senior Notes (defined below) (collectively, the “Companies”).

General Electric Capital Corporation, solely in its capacities as agent and lender under that certain Fourth Amended and Restated Credit Agreement, dated as of January 16, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Agreement”) (in such capacities, “GECC”).

Wayzata Investment Partners LLC (“Wayzata”), as agent under that certain Amended and Restated Credit Agreement, dated July 24, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Agreement”) for certain funds and/or accounts managed or advised by Wayzata (collectively referred to, with Wayzata, as the “Wayzata Entities”) who are lenders under the Second Lien Agreement and/or holders of the 8 1/4% Senior Notes due 2012 issued under that certain indenture, dated January 23, 2004, by and between Portola, as issuer, and U.S. Bank, National Association, as trustee (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) (collectively, the “Senior Notes”).

Members of the informal committee of noteholders of Portola Packaging, Inc.’s 8 1/4% Senior Notes due 2012 (the “Informal Noteholders Committee”), each a party to the RSA, that are holders or investment advisers or managers of discretionary accounts that hold the Senior Notes.

Transaction Summary	Subject to the terms of this Term Sheet and the certain Restructuring Support Agreement to which this Term Sheet is attached (the “RSA”), the Company shall pursue a prepetition solicitation of votes for a pre-packaged chapter 11 plan of reorganization (the “Plan”) in accordance with applicable law. It is currently contemplated that the Plan (together with supplemental documents, the “Consent Solicitation Materials”), will be solicited prepetition (the “Solicitation”) in accordance with applicable law.

The Company and such other subsidiaries or affiliates of the Company (with the consent of the Plan Support Parties, which consent shall not be unreasonably withheld) shall file, following the termination of the Solicitation, voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the (i) District of Delaware or (ii) Southern District of New York (the “Bankruptcy Court”), no later than September 8, 2008 (the “Chapter 11 Cases”). The Company shall file the Chapter 11 Cases in the venue acceptable to GECC and the Wayzata Entities. The material terms and conditions of the Plan are set forth in this Term Sheet and the RSA. The Plan and related disclosure statement shall be filed contemporaneously with the filing of the chapter 11 petitions.

Bridge Financing	Up to $10,000,000 in principal amount of secured financing (the “Bridge Financing”) will be provided to the Company by the Wayzata Entities through additional term loans under the Second Lien Agreement pursuant to an approved budget and on such terms and conditions acceptable to Wayzata and GECC. The proceeds of the Bridge Financing shall be used to finance the working capital needs of the Company from the date the RSA becomes effective through the Petition Date. The Bridge Financing shall comply in all respects with, and be subject to, that certain Intercreditor Agreement, dated as of April 14, 2008, by and between Wayzata, as agent under the Second Lien

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Agreement, and GECC, as agent under the First Lien Agreement (as amended, restated or otherwise modified from time to time, the “Intercreditor Agreement”), as amended or otherwise modified by agreement of GECC and Wayzata in connection with the restructuring transactions contemplated hereby.

To the extent necessary to permit the Bridge Financing and any other aspects of the restructuring transactions contemplated hereby, (i) GECC shall enter into any amendments and/or consents under the First Lien Agreement and the Intercreditor Agreement, in each case acceptable to GECC in its sole discretion, and (ii) the Wayzata Entities shall (A) enter into any amendments to the Second Lien Agreement and the Intercreditor Agreement, and (B) direct the Indenture Trustee to enter into any amendments to the Indenture, in each case acceptable to the applicable Wayzata Entities in their sole discretion.

The closing of the Bridge Financing shall be a condition precedent to the effectiveness of the RSA.

Forbearance Agreements	Concurrently with the execution of the RSA, GECC and the Company shall enter into a forbearance agreement and eleventh amendment under the First Lien Agreement, in form and substance acceptable to GECC and Wayzata (as amended, restated or otherwise modified from time to time, the “GECC Forbearance Agreement”), pursuant to which GECC shall, subject to the terms and conditions set forth therein, temporarily forbear from exercising certain default-related rights and remedies against the Company or any other Loan Party (as defined in the First Lien Agreement) solely with respect to current and anticipated events of default under the First Lien Agreement that are listed in Schedule I to the RSA. Provided that the RSA has not been terminated in accordance with the terms thereof, the Wayzata Entities shall not challenge or contest, or join in any challenge or contest of, (i) the allowance as a fully secured claim of any of the amounts of the First Lien Obligations acknowledged by the Company in the GECC Forbearance Agreement; or (ii) the treatment of default interest and forbearance/amendment fees set forth in the GECC Forbearance Agreement.

Concurrently with the execution of the RSA, the Wayzata Entities and the Company shall enter into a forbearance agreement in respect of the Second Lien Agreement, in form and substance acceptable to GECC and Wayzata (as amended, restated or otherwise modified from time to time, the “Second Lien Forbearance Agreement”), pursuant to which the Wayzata Entities shall, subject to the terms and conditions set forth therein,

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temporarily forbear from exercising certain default-related rights and remedies against the Company or any other Loan Party (as defined in the Second Lien Agreement) solely with respect to current and anticipated events of default under the Second Lien Agreement that are listed in Schedule I to the RSA.

To the extent necessary, the Consenting Noteholders shall, and shall direct the Indenture Trustee in respect of the Senior Notes to, enter into a forbearance agreement with respect to the Indenture and Senior Notes, in form and substance acceptable to GECC and Wayzata (as amended, restated or otherwise modified from time to time, the “Senior Note Forbearance Agreement,” and together with the GECC Forbearance Agreement and the Second Lien Forbearance Agreement, the “Forbearance Agreements”), pursuant to which the Indenture Trustee and holders of the Senior Notes shall, subject to the terms and conditions set forth therein, temporarily forbear from exercising certain default-related rights and remedies against the Company or any other Loan Party (as defined in the Indenture) solely with respect to current and anticipated events of default under the Indenture and Senior Notes that are listed in Schedule I to the RSA.

DIP Financing	DIP Financing in an amount no less than $10,000,000 and no more than $75,000,000 shall be used to finance the working capital needs of the Company from the Petition Date through the Outside Date (defined below) (the “DIP Credit Facility”). The DIP Credit Facility shall be provided by either: (i) GECC and the Wayzata Entities through (A) a roll-up of the outstanding obligations owed to GECC under the First Lien Agreement, including, without limitation, payment of principal, default and non-default interest, accrued unpaid fees and other amounts, if any (the “First Lien Obligations”) (such portion of the DIP Financing described in clause (A) hereof, the “Senior Tranche”), (B) a roll-up of the outstanding obligations owed to the Wayzata Entities under the Second Lien Agreement, including the Bridge Financing (to be funded exclusively by the Wayzata Entities) (such portion of the DIP Financing described in clause (B) hereof, the “Junior Tranche”) secured by liens and superpriority claims junior in priority to the Senior Tranche obligations, and (C) incremental liquidity in a principal amount not to exceed $10,000,000 to be funded by the Wayzata Entities through loans and advances under the Junior Tranche, or by purchasing last-out participations under the First Lien Agreement, in each case on such terms and conditions acceptable to the Wayzata Entities and GECC (the DIP Financing described in clause (i) hereof, a “GECC/Wayzata DIP Credit Facility”); or (ii) by a third party (which may be any of the Wayzata Entities) that repays all First

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Lien Obligations and all obligations owed to the Wayzata Entities under the Second Lien Agreement, in each case in full in cash no later than entry of a final order approving the DIP Credit Facility (a “Third-Party DIP Credit Facility”). Notwithstanding the previous sentence, the Company shall use its best efforts to obtain approval of, and effectuate, the rollup or refinance, as applicable, of the First Lien Obligations in connection with entry of an interim order approving the DIP Credit Facility. The terms and conditions of the Third-Party DIP Credit Facility shall be (i) set forth in a commitment letter and detailed term sheet acceptable to the Wayzata Entities and (ii) otherwise acceptable to the Wayzata Entities; provided, however, that nothing contained in this Term Sheet is or shall be deemed to be a waiver by GECC to object to entry of an order by the Bankruptcy Court approving the Third-Party DIP Credit Facility and any DIP Financing shall be subject to the limitations set forth in Sections 3.05 and 3.06 of the RSA. The Company shall stipulate, as of the closing of the DIP Financing, to the allowed amount on account of (y) the First Lien Obligations and (z) all obligations due and owing under the Second Lien Agreement, including, without limitation, principal, default and non-default interest, payment of any prepayment premiums or fees, default interest, or other amounts, if any (the “Second Lien Obligations”), each in accordance with the applicable documents.

None of the obligations owing to the Wayzata Entities under any of the Second Lien Agreement, any last-out participations under the First Lien Agreement purchased by any Wayzata Entities or any Senior Notes shall be rolled-up, refinanced or otherwise satisfied by any DIP Financing unless and until all First Lien Obligations are rolled up, refinanced or otherwise satisfied in full by such DIP Financing.

The DIP Financing shall comply in all respects with, and be subject to, the Intercreditor Agreement, as amended or otherwise modified by agreement of GECC and Wayzata in connection with the restructuring transactions contemplated hereby.

Any interim or final order approving the DIP Financing and/or authorizing the use of cash collateral shall (i) provide the Wayzata Entities and GECC adequate protection acceptable to such parties and (ii) otherwise be acceptable to the Wayzata Entities and GECC (with the consent rights of the Wayzata Entities referenced in clauses (i) and (ii) hereof remaining subject to the to the terms of the Intercreditor Agreement). In no event shall any Wayzata Entity receive more favorable bankruptcy protections (including, without limitation, post-petition liens, adequate protection and

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super-priority administrative claims) on account of its prepetition claims/interests than GECC receives on account of its prepetition claims/interests, in each case in connection with any DIP Financing and/or cash collateral usage.

To the extent necessary to effectuate the DIP Financing, the Wayzata Entities shall (i) enter into any amendments to the Second Lien Agreement and the Intercreditor Agreement and (ii) direct the Indenture Trustee to enter into any amendments to the Indenture necessary to permit the DIP Financing and any other aspects of the restructuring transactions contemplated hereby.
Classification and Treatment of Claims and Interests

Administrative, Priority Tax, and Other Priority Claims:	On or as soon as practicable after the Effective Date, each holder of an administrative, priority tax or other priority claim shall receive treatment of such claim consistent with the provisions of Section 1129(a)(9) of the Bankruptcy Code.

DIP Credit Facility:	If the DIP Financing is a GECC/Wayzata DIP Credit Facility, (a) the Senior Tranche obligations shall be repaid in full in cash from the proceeds of an exit credit facility (the “Exit Facility”) on the effective date of the Plan (the “Effective Date”), and the Junior Tranche obligations shall either be (b)(i) repaid in full in cash from the proceeds of the Exit Facility or (ii) afforded such other treatment as may be acceptable to the Wayzata Entities. If the DIP Financing is provided by a Third-Party DIP Credit Facility, on or as soon as practicable after the Effective Date, such DIP Financing shall at the election of the lenders under the terms of the Third-Party DIP Credit Facility with the consent of Wayzata, which consent shall not be unreasonably withheld, (a) be converted into the Exit Facility upon such terms and conditions similar to those under the First Lien Agreement, and such other terms and conditions as acceptable to Wayzata, or (b) be repaid in full in cash from the proceeds of the Exit Facility. In all cases, all First Lien Obligations and, if applicable, the GECC/Wayzata DIP Credit Facility, shall be repaid in full in cash on or prior to the Effective Date.

Second Lien Claims:	On or as soon as practicable after the Effective Date, all Second Lien Obligations shall (i) be paid in full in cash from the proceeds of the Exit Facility, or (ii) afforded such other treatment as acceptable to the Wayzata Entities (provided, that all obligations owed to GECC under the First Lien Agreement and any GECC/Wayzata DIP Credit Facility must be repaid in full prior to the repayment of any outstanding Second Lien Obligations). Nothing in this Term Sheet or in the RSA shall be construed to amend, restate or otherwise modify the Intercreditor

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Agreement, which shall remain in full force and effect from and after the execution of the RSA.

Senior Note Claims:	On or as soon as reasonably practicable after the Effective Date, in exchange for their allowed Senior Notes claims against the Company (inclusive of principal and interest accrued through the petition date of the Chapter 11 Cases) (the “Senior Note Claims”), the holders of the Senior Notes shall receive, on a pro rata basis, 100% of the 10,000,000 newly issued shares of common stock of the reorganized Portola (the “New Common Stock”), subject to dilution on account of the Management Incentive Program (as defined below) and New Warrants (as defined below).

General Unsecured Claims:	On or as soon as reasonably practicable after the Effective Date, in exchange for their allowed unsecured claims against the Company (the “Allowed Unsecured Claims”), each of the holders thereof shall receive treatment in a manner acceptable to the Company (with the consent of the Wayzata Entities), provided, however, that trade payables incurred in the ordinary course of the Company’s business shall be unimpaired. The Company reserves the right to confirm the Plan with respect to any unsecured claim under section 1129(b) of the Bankruptcy Code with the consent of the Wayzata Entities, which consent shall not be unreasonably withheld.

Intercompany Claims	Subject to the requirements of section 1129(b) of the Bankruptcy Code (if applicable), all of the Company’s Intercompany Claims will be reinstated accept as otherwise agreed to by the Company with the consent of Wayzata, which consent shall not be unreasonably withheld.

Section 510(b) Claims	Subject to the requirements of section 1129(b) of the Bankruptcy Code (if applicable), any claim against the Company that is described in section 510(b) of the Bankruptcy Code shall not receive a distribution and shall be extinguished.

Existing Equity:	Subject to the requirements of section 1129(b) of the Bankruptcy Code (if applicable), on or as soon as reasonably practicable after the Effective Date, the holders of the existing Company common stock and the holders of any options, warrants or rights to acquire any equity securities of the Company will receive, on a pro rata basis, five year warrants for 526,000 shares of the New Common Stock on a fully diluted basis at a strike price of $18.75 (the “New Warrants”), said strike price being equal to a par plus accrued recovery on each allowed Senior Note Claim. The Company’s existing common equity shares as well as any

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preferred shares or holders of options, warrants or similar instruments derived from or relating to any such common or preferred shares will be cancelled upon the issuance of the New Common Stock. Equity interests in direct or indirect subsidiaries of Portola will not be cancelled.
Other Principal Plan Terms

Executory Contracts and Unexpired Leases:	Pursuant to the terms and conditions of the Plan, on the Effective Date, the Companies shall assume all of its unexpired leases and customer, employment, and vendor executory contracts (except those previously rejected) and put in place customary Bankruptcy Court approved procedures to establish cure amounts with respect to all unexpired leases and executory contracts.

Management Incentive Program:	On or as soon as reasonably practicable after the Effective Date, a management incentive program (the “Management Incentive Program”) shall be implemented to provide designated members of senior management of reorganized Portola with New Common Stock and/or options to purchase shares of New Common Stock approved by the initial new board of directors (the “New Board”) of reorganized Portola in its discretion.

Restructuring Expenses:	The Company shall pay all reasonable fees and expenses (including, without limitation, the fees and expenses of their legal and financial advisors in accordance with their applicable engagement letters) incurred by each of the Company, the Wayzata Entities (in their capacity as lenders under the Second Lien Agreement), the Informal Noteholders Committee, and GECC in connection with the Chapter 11 Cases and the negotiation, documentation and consummation of this Term Sheet, the RSA, the Consent Solicitation Materials, the Plan, all other documents related to the Plan and the restructuring transactions contemplated hereby and thereby (collectively, the “Restructuring Expenses”).

Corporate Governance:	The New Board shall initially consist of seven members selected by the Informal Noteholders Committee. The corporate governance documents of the reorganized Companies shall be in form and substance acceptable to the Informal Noteholders Committee in its sole discretion. Any holder of shares of reorganized Portola in an amount greater than five (5) percent of the outstanding number of shares shall be subject to a shareholder agreement or similar agreement.

Releases	Upon closing of the Bridge Financing, the Company shall

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release GECC (in all of its capacities under the First Lien Agreement and, if applicable, the GECC/Wayzata DIP Credit Facility) and the Wayzata Entities (in all of their capacities under the Second Lien Agreement, Indenture and, if applicable, the GECC/Wayzata DIP Credit Facility), and their respective directors, officers, agents, professionals and financial and legal advisors, and employees from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Company would have been legally entitled to assert (whether individually or collectively), relating to any act, omission, transaction, event or other occurrence taking place on or prior to the closing of the Bridge Financing.

Upon the occurrence of the Effective Date, the Company shall release GECC (in all of its capacities under the First Lien Agreement and, if applicable, the GECC/Wayzata DIP Credit Facility) and the Wayzata Entities (in all of their capacities under the Second Lien Agreement, Indenture and, if applicable, the GECC/Wayzata DIP Credit Facility), and their respective directors, officers, agents, professionals and financial and legal advisors, and employees from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Company would have been legally entitled to assert (whether individually or collectively), relating to any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date.

Upon the occurrence of the Effective Date, the members of the Informal Noteholders Committee shall release the Company’s existing directors, officers, agents, professionals and financial and legal advisors, and employees from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever relating to the Company, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that members of the Informal Noteholders Committee would have been legally entitled to assert (whether individually or collectively), relating to any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date solely in their capacity, as the case may be, as a director, officer, agent, professional or financial and legal advisor, or employee of the Company; provided, however, that nothing herein shall be construed to release any person or entity from fraud, willful

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misconduct, or criminal misconduct.

Upon the occurrence of the Effective Date, if (a) all First Lien Obligations and, if applicable all obligations under any GECC/Wayzata DIP Credit Facility, have been indefeasibly paid in full in cash, and (ii) the Bankruptcy Court has finally allowed all of GECC’s claims as a fully secured claim, then GECC (solely in its capacities as agent and lender under the First Lien Agreement) shall release the Company’s existing directors, officers, agents, professionals and financial and legal advisors, and employees from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever relating to the Company, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that GECC would have been legally entitled to assert (whether individually or collectively), relating to any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date solely in their capacity, as the case may be, as a director, officer, agent, professional or financial and legal advisor, or employee of the Company; provided, however, that nothing herein shall be construed to release any person or entity from fraud, willful misconduct, or criminal misconduct. Nothing in this Term Sheet shall be construed as a release by GECC of the Company or any other “Loan Party” (as defined in the First Lien Agreement).

Exculpation	To the extent permitted by applicable law and approved by the Bankruptcy Court, the Company, GECC, the Wayzata Entities, the members of the Informal Noteholders’ Committee and their respective successors, predecessors, control persons, members, officers, directors, employees and agents solely in such capacities (including any attorneys, financial advisors, restructuring advisors, investment bankers, accountants, and other professionals retained by such persons) shall have no liability to any holder of a claim or equity interest for any act or omission in connection with, or arising out of, the negotiation of the RSA, the negotiation and the pursuit of approval of the disclosure statement, the Plan or the solicitation of votes for, or confirmation of, the Plan, the funding of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, provided, however, that nothing herein shall be construed to exculpate any person or entity from fraud, willful misconduct, or criminal misconduct.

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RESTRUCTURING SUPPORT AGREEMENT
     This RESTRUCTURING SUPPORT AGREEMENT is made and entered into as of July 24, 2008 (this “Agreement”) by and among (i) Portola Packaging, Inc. (“Portola”) and all of its direct and indirect foreign and domestic subsidiaries and affiliates that may or will constitute one of the debtors in Portola’s voluntary reorganization cases (collectively, the “Company”), (ii) General Electric Capital Corporation, solely in its capacities as agent and lender under that certain Fourth Amended and Restated Credit Agreement, dated as of January 16, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Agreement”) (in such capacities, “GECC”), (iii) Wayzata Investment Partners LLC (“Wayzata”) in its capacity as agent under that certain Amended and Restated Second Lien Agreement, dated as of July 24, 2008, by and between Portola, as borrower, Wayzata, as agent, and the lenders party thereto (the “Second Lien Agreement”), (iv) the undersigned lenders under the Second Lien Agreement (each, a “Consenting Second Lien Lender”); and (v) the undersigned holders or investment advisers or managers of discretionary accounts that hold the Senior Notes (as defined below) (each, a “Consenting Noteholder”) (each of the foregoing, a “Party,” and collectively, the “Parties”). Wayzata and each Consenting Second Lien Lender and Consenting Noteholder that is an affiliate of Wayzata shall be collectively referred to as the “Wayzata Entities.” GECC, each Consenting Second Lien Lender and each Consenting Noteholder shall be referred to herein as the “Plan Support Parties.”
RECITALS
     WHEREAS, the Company and the Plan Support Parties are negotiating restructuring and recapitalization transactions (collectively, the “Transactions”) with respect to the debt of the Company, including the Company’s obligations under (i) the First Lien Agreement, (ii) the Second Lien Agreement, and (iii) the 8.25% Senior Notes due 2012 in the aggregate original principal amount of $180 million (the “Senior Notes”) issued under that certain indenture, dated January 23, 2004, by and between Portola, as issuer, and U.S. Bank, National Association, as trustee (the “Indenture”), pursuant to the terms and conditions set forth in the Restructuring Term Sheet attached hereto as Exhibit A (the “Term Sheet”) and in this Agreement;
     WHEREAS, it is anticipated that the Transactions will be implemented through a solicitation of votes (the “Solicitation”) for a prepackaged chapter 11 plan of reorganization of the Company pursuant to applicable law, including, Sections 1125, 1126 and 1145 of the Bankruptcy Code;
     WHEREAS, the Company intends to commence voluntary reorganization cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for either the (i) District of Delaware or (ii) Southern District of New York (the “Bankruptcy Court”) to effect the Transactions through a prepackaged chapter 11 plan of reorganization that implements and is otherwise consistent with the terms and conditions set forth in the Term Sheet and in this Agreement (the “Plan”); provided, however, that the Company shall file the Chapter 11 Cases in the venue acceptable to GECC and the Wayzata Entities.
     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:
AGREEMENT
Section 1. Agreement Effective Date. This Agreement shall become effective and binding upon each of the Parties at 12:01 a.m. prevailing Eastern Time on the date on which the following conditions have been satisfied: (a) the Company shall have executed and delivered counterpart signature pages to the Plan Support Parties, (b) each of the Plan Support Parties shall have executed and delivered to the Company and each other Plan Support Party counterpart signature pages of this Agreement, and (c) the Bridge Financing (as defined in the Term Sheet) has closed (the “Agreement Effective Date”).
Section 2. Term Sheet. The Term Sheet is expressly incorporated herein and is made part of this Agreement. The general terms and conditions of the Transactions are set forth in the Term Sheet; however, the Term Sheet is supplemented by the terms and conditions of this Agreement. In the event of any inconsistencies between the terms of this Agreement and the Term Sheet, this Agreement shall govern.
Section 3. Commitments Regarding the Transactions.
     3.01. Agreement to Vote.
     (a) Subject to the conditions contained in Section 3.02 hereof and as long as this Agreement has not been terminated in accordance with the terms hereof, each of the Plan Support Parties, agrees that it shall, subject to (i) the receipt by such Plan Support Party of a disclosure statement and other solicitation materials in respect of the Plan that is subsequently approved by the Bankruptcy Court as complying with section 1126(b) of the Bankruptcy Code (collectively, the “Consent Solicitation Materials”), and (ii) the Plan Support Party being entitled under such Plan to vote to accept or reject the Plan:
          (i) vote its claims against the Company to accept the Plan by delivering its duly executed and completed ballot accepting such Plan on a timely basis following the commencement of the Solicitation, provided, however, a condition precedent to the Plan is that this Agreement has not been terminated by any Plan Support Party in accordance with the terms hereof;
          (ii) not change or withdraw (or cause to be changed or withdrawn) such vote; and

          (iii) not, in any material respect, (x) object to, delay, impede or take any other action to interfere with acceptance or implementation of the Plan, or (y) propose, file, support, or vote for any restructuring, workout or plan of reorganization for the Company other than the Plan.
     (b) For the avoidance of doubt, each Plan Support Party also agrees that, unless this Agreement is terminated in accordance with the terms hereof, it will not take any action that would in any material respect interfere with, delay or postpone the confirmation or consummation of the Plan; provided, however, that, except as otherwise expressly set forth in this Agreement, the foregoing prohibition will not limit any Plan Support Parties’ rights under any applicable indenture, credit agreement, other loan document and/or applicable law (including the exercise of any available remedies, and its rights under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, including, without limitation, its right to appear and participate as a party in interest in any matter to be adjudicated in any case under the Bankruptcy Code concerning the Company so long as such appearance and the positions advocated in connection therewith are not materially inconsistent with the Plan and are not for the purpose of hindering, delaying or preventing the consummation of the Transactions).
     3.02 Commitment of Company. The Company shall (i) support and complete the Transactions embodied in the Term Sheet, (ii) do all things necessary and appropriate in furtherance of the Transactions embodied in the Term Sheet, including, without limitation (w) commencing the Solicitation no later than August 4, 2008, (x) commencing the Chapter 11 Cases on or before September 8, 2008 (the “Outside Petition Date” and the actual commencement date, the “Petition Date”), (y) taking all steps necessary and desirable to obtain an order of the Bankruptcy Court confirming the Plan within forty (40) days of the Petition Date (as defined in the Term Sheet), and (z) taking all steps reasonably necessary and desirable to cause the effective date of the Plan to occur within fifty-five (55) days of the Petition Date, (iii) obtain any and all required regulatory and/or third-party approvals for the Transactions embodied in the Term Sheet, and (iv) not take any action that is inconsistent with, or is intended or is likely to interfere with consummation of, the restructuring and the Transactions embodied in the Term Sheet. Regardless of whether the Transactions are consummated, the Company shall promptly pay in cash upon demand any and all reasonable accrued and unpaid out-of-pocket expenses incurred by (i) GECC, the Wayzata Entities, and the informal committee of noteholders of Portola Packaging, Inc.’s 8 1/4% Senior Notes due 2012 (the “Informal Noteholders Committee”) (including, without limitation, all reasonable fees and out-of-pocket expenses of each Plan Support Party’s legal counsel and financial advisors) and (ii) individual members of the Informal Noteholders Committee up to an aggregate amount of $25,000, in each case in connection with the negotiation, documentation and consummation of this Agreement, the Term Sheet, the Consent Solicitation Materials, all other documents related to the Plan and the Transactions. The Company shall also pay the fees and expenses of its legal, financial and restructuring advisors in accordance with their respective engagement letters.

     3.03. Transfer of Interests and Securities. Except as expressly provided herein, this Agreement shall not in any way restrict the right or ability of any Consenting Noteholder to sell, use, assign, transfer or otherwise dispose of (“Transfer”) any of the Senior Notes, provided, however, that for the period commencing as of the date such Consenting Noteholder executes this Agreement until termination of this Agreement pursuant to the terms hereof (such period, the “Restricted Period”), no Consenting Noteholder shall Transfer any Senior Notes, and any purported Transfer of Senior Notes shall be void and without effect, unless (i) the transferee is a Consenting Noteholder, or (ii) if the transferee is not a Consenting Noteholder, such transferee delivers to the Company, GECC and Wayzata, at or prior to the time of the proposed Transfer, a written agreement containing, among other things, a provision substantially similar to the provision set forth in Exhibit B attached hereto pursuant to which such Transferee shall assume all obligations of the Consenting Noteholder transferor hereunder in respect of the Senior Notes being transferred (such transferee, if any, to also be a “Consenting Noteholder” hereunder). This Agreement shall in no way be construed to preclude the Consenting Noteholders from acquiring additional Senior Notes; provided, however, that (i) any Consenting Noteholder that acquires additional Senior Notes after executing this Agreement shall notify the Company, GECC and Wayzata of such acquisition within five business days after the closing of such trade and (ii) additional Senior Notes shall automatically and immediately upon acquisition by a Consenting Noteholder be deemed subject to all of the terms of this Agreement whether or not notice is given to the Company, GECC or Wayzata of such acquisition. This Section 3.03 shall not impose any obligation on the Company to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Noteholder to Transfer any Senior Notes.
     3.04. Representation of Consenting Noteholders’ Holdings. Each of the Consenting Noteholders severally and not jointly represents and warrants that, as of the date such Consenting Noteholder executes and delivers this Agreement:
     (i) it is the beneficial owner of the face amount of the Senior Notes, or is the nominee, investment manager or advisor for beneficial holders of the Senior Notes, as reflected in such Consenting Noteholder’s signature block to this Agreement, which amount the Company and each Consenting Noteholder understands and acknowledges is proprietary and confidential to such Consenting Noteholder;
     (ii) other than pursuant to this Agreement, such Senior Notes are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrances of any kind, that would adversely affect in any way such Consenting Noteholder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed; and
     (iii) it is not aware of any event that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.

     3.05 No Priming of GECC Liens. Notwithstanding any provision herein or in the Term Sheet to the contrary, in no event shall (i) any liens securing any DIP Financing be senior to, or pari passu with, the liens of GECC securing obligations under the First Lien Agreement; (ii) any Party in any way support proposed DIP Financing that is secured by liens that are or are intended to be senior to, or pari passu with, the liens of GECC securing obligations under the First Lien Agreement; or (iii) any Party seek to, or in any way support, the use of GECC’s cash collateral, in each case without GECC’s consent.
     3.06 No Priming of Wayzata Liens. Notwithstanding any provision herein or in the Term Sheet to the contrary, except for the GECC/Wayzata DIP Credit Facility or otherwise permitted under the Intercreditor Agreement (as defined in the Term Sheet), in no event shall (i) any liens securing any DIP Financing, be senior to, or pari passu with, the liens of Wayzata securing obligations under the Second Lien Agreement; (ii) any Party in any way support proposed DIP Financing that is secured by liens that are or are intended to be senior to, or pari passu with, the liens of Wayzata securing obligations under the Second Lien Agreement; or (iii) any Party seek to, or in any way support, the use of Wayzata’s cash collateral, in each case without Wayzata’s consent.
Section 4. INTENTIONALLY OMITTED.
Section 5. Undertakings and Representations.
     5.01 Representation of the Company.
     (a) The Company represents that, as of the date hereof, such entity (in each case other than in connection with this Agreement) (i) has not resolved to engage in any merger, consolidation, asset sale outside the ordinary course of business, or the purchase or acquisition of all or a substantial part of the assets of another entity and (ii) has not been a party to any agreement or engaged in any discussions or negotiations with any person that is reasonably likely to lead to any merger, consolidation, asset sale outside the ordinary course of business, or the purchase or acquisition of all or a substantial part of the assets of another entity, in each case, which would be material to the Company.
     (b) Upon information and belief, the Company further represents that, other than as a result of filing of the Chapter 11 Cases, its obligations hereunder do not materially conflict with, or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material contractual obligations of the Company which the Company has reviewed as of the date hereof. The Company covenants that it will use reasonable best efforts to continue its due diligence with respect to the representation herein and shall provide Wayzata and GECC with weekly updates regarding the results of such due diligence. For the avoidance of doubt, the contracts listed on Exhibit C hereto shall not be deemed material contractual obligations for purposes of this Section 5.01(b).

     (c) The Company represents that, as of the date hereof, the representations and warranties made in this Agreement are true, correct and complete.
     5.02 Certain Additional Chapter 11 Related Matters. The Company shall provide draft copies of all “first day” motions or applications and other documents the Company intends to file with the Bankruptcy Court to counsel for GECC and Wayzata at least four business days prior to the date when the Company intends to file such document and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court. The Company will use its best efforts to provide draft copies of all other pleadings the Company intends to file with the Bankruptcy Court to counsel for GECC and Wayzata within a reasonable time prior to filing such pleading and shall consult in good faith with such counsel regarding the form and substance of any such proposed pleading.
Section 6. Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to each other Party, as of the date of this Agreement, as follows (each of which is a continuing representation, warranty, and covenant):
     6.01. Enforceability. It is validly existing and in good standing under the laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditor’s rights generally or by equitable principles relating to enforceability.
     6.02. No Consent or Approval. Except as expressly provided in this Agreement or in the Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to carry out the Transactions contemplated by, and perform the respective obligations under, this Agreement.
     6.03 Power and Authority. Except as expressly provided in this Agreement, it has all requisite power and authority to enter into this Agreement and to carry out the Transactions contemplated by, and perform its respective obligations under, this Agreement.
     6.04 Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.
Section 7. INTENTIONALLY OMITTED.
Section 8. Termination Events.
     8.01 GECC/Wayzata Termination Events. This Agreement may be terminated at the option of either the Wayzata Entities or GECC (unless otherwise provided in this Section 8.01), each in the exercise of its sole discretion, upon the occurrence of any of the following events (each a “GECC/Wayzata Termination Event”):
          (a) failure of the Company to commence the Solicitation by August 4, 2008;
          (b) failure of the Company to commence the Chapter 11 Cases on or before the Outside Petition Date;
          (c) failure of the Company to file a Plan and related disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court on the Petition Date, each of which shall be consistent with this Agreement and the Term Sheet and in form and substance acceptable to Wayzata and GECC (solely as to the provisions which in GECC’s reasonable judgment affect, or could reasonably be expected to affect, GECC’s rights, claims and/or interests);
          (d) the order scheduling a hearing to approve the Consent Solicitation Materials as the Disclosure Statement and confirm the Plan shall not have been entered by the Bankruptcy Court within three (3) days of the Petition Date, or as soon thereafter as the Bankruptcy Court’s scheduling permits;
          (e) the order confirming the Plan (the “Confirmation Order”), which Plan, including all exhibits, appendices, Plan supplement documents and related documents shall each be acceptable to Wayzata and GECC (solely as to the provisions which in GECC’s reasonable judgment affect, or could reasonably be expected to affect, GECC’s rights, claims and/or interests), shall not have been entered by the Bankruptcy Court within forty (40) days of the Petition Date;
          (f) the effective date of the Plan shall not have occurred within fifty-five (55) days of the Petition Date (the “Outside Date”);
          (g) at the option of GECC or the Wayzata Entities, the breach in any material respect by the Company of any of the obligations, representations, warranties or covenants of the Company set forth in this Agreement; provided, however, that GECC or any Wayzata Entity shall transmit a notice to the Company and GECC or Wayzata, as applicable, detailing any such breach, and the Company shall have two (2) business days after receiving such notice to cure any breach if such breach is susceptible to cure;
          (h) at the option of GECC, the breach in any material respect by any Wayzata Entity of any of the obligations, representations, warranties or covenants of such Parties set forth in this Agreement; provided, however, that GECC shall transmit a notice to the Company and such Wayzata Entity detailing any such breach, and such Wayzata Entity shall have two (2) business days after receiving such notice to cure any breach if such breach is susceptible to cure;

          (i) at the option of the Wayzata Entities, the breach in any material respect by GECC of any of the obligations representations, warranties or covenants of GECC set forth in this Agreement; provided, however, that such Wayzata Entity shall transmit a notice to GECC detailing any such breach, and GECC shall have two (2) business days after receiving such notice to cure any breach if such breach is susceptible to cure;
          (j) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material portion of the Transactions in a way that cannot be reasonably remedied by the Company; provided, however, that the Company shall have two (2) business days after receiving such notice to cure any breach if such breach is susceptible to cure;
          (k) at the option of GECC, the occurrence of any (i) “Event of Default” (other than an event of default resulting from the filing of the Chapter 11 Cases) under, and as defined in, the First Lien Agreement or (ii) any “Forbearance Default” under, and as defined in, that certain Forbearance Agreement and Eleventh Amendment to the First Lien Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “GECC Forbearance Agreement”), in each case which is not waived pursuant to the terms of, or remains uncured for the applicable period under, the First Lien Agreement, any other applicable Loan Document (as defined in the First Lien Agreement) or the GECC Forbearance Agreement, as applicable, other than the events of defaults specified on Schedule I hereto;
          (l) at the option of the Wayzata Entities, the occurrence of any (i) event of default (other than an event of default resulting from the filing of the Chapter 11 Cases) as defined in and under the Second Lien Agreement or (ii) any “Forbearance Default” under, and as defined in, that certain Forbearance Agreement and the Second Lien Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Second Lien Forbearance Agreement”), in each case which is not waived pursuant to the terms of, or remains uncured for the applicable period under, the Second Lien Agreement, any other applicable Loan Document (as defined in the Second Lien Agreement) or the Second Lien Forbearance Agreement, as applicable, other than the events of defaults specified on Schedule I hereto;
          (m) since the Agreement Effective Date, the occurrence of any change, effect, event, development, circumstance or state of facts occurs which has had or would reasonably be expected to have within a reasonable time period a materially adverse effect on the business, properties, prospects (financial or otherwise), operations, financial condition or results of operations of the Company (including its subsidiaries and their respective businesses), taken as a whole, and which would materially impair the Company’s ability to perform its obligations under this Agreement or have a materially adverse effect on or prevent or materially delay the consummation of the Transactions contemplated by this Agreement (a “Material Adverse Effect”); provided, however, that in no event shall any of the following, alone or in combination, be taken into account in determining whether there has been or would reasonably likely be, a Material Adverse Effect: (i) any effect directly resulting from the public announcement of this Agreement or the filing of the Plan or the transactions contemplated hereby or in the Term Sheet, and (ii) any effect that results from events, circumstances, or situations affecting general worldwide economic, industry or capital market conditions, including acts of war, acts of terrorism, or natural disasters, so long as such effect does not disproportionately affect the Company, and provided, further, however, that GECC or any Wayzata Entity shall notify the Company of any such occurrence resulting in a Material Adverse Effect and the Company shall have two (2) business days after receipt of such notice to cure to the extent such breach is susceptible to cure;
          (n) the conversion of one or more of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, unless such conversion is made with the prior written consent of the Wayzata Entities and GECC;
          (o) the appointment of a trustee, receiver or examiner with expanded powers in one or more of the Chapter 11 Cases unless such appointment is made with the prior written consent of the Wayzata Entities and GECC;
          (p) the amendment, modification or filing of a pleading by the Company seeking to amend, modify or prime the DIP Financing, Plan, Disclosure Statement or any documents related to the foregoing, including motions, notices, exhibits, appendices and orders, in a manner not acceptable to Wayzata and GECC (solely as to the provisions which in GECC’s reasonable judgment affect, or could reasonably be expected to effect, GECC’s rights, claims and/or interests);
          (q) an interim order approving the DIP Financing in form and substance acceptable to GECC and Wayzata (the “Interim DIP Order”) shall not have been entered by the Bankruptcy Court within three (3) business days of the Petition Date, or such Interim DIP Order shall have failed to become a final order on the eleventh day after entry of such order;
          (r) a final order approving the DIP Financing in form and substance acceptable to GECC and Wayzata (the Final DIP Order”) shall not have been entered by the Bankruptcy Court within thirty-five (35) days of the Petition Date, or such Final DIP Order shall have failed to become a final order on the eleventh day after entry of such order;
          (s) the occurrence of any event of default under the DIP Financing as defined in and under the applicable DIP Financing credit documentation which is not waived pursuant to the terms of, or remains uncured for any such applicable period thereunder;
          (t) the Company files any motion or pleading with the Bankruptcy Court that is not consistent in any material respect with this Agreement or the Term Sheet and such motion or pleading has not been withdrawn prior to the earlier of (i) two business days of the Company receiving notice from either GECC or Wayzata that such motion or pleading is inconsistent with this Agreement or the Term Sheet and (ii) entry of an order of the Bankruptcy Court approving such motion;
          (u) at the option of GECC, if the Company (i) enters into any committment letter or seeks approval of DIP Financing (other than pursuant to any GECC/Wayzata DIP Credit Facility (as defined in the Term Sheet)) which seeks to grant liens which are senior to or pari passu with liens securing the First Lien Obligations and/or any DIP Financing provided by GECC or any affiliate of GECC, or (ii) seeks to or in any way supports the use of GECC’s cash collateral, each without GECC’s consent; or
          (v) at the option of the Wayzata Entities, if the Company (i) enters into any committment letter or seeks approval of DIP Financing (other than pursuant to any GECC/Wayzata DIP Credit Facility (as defined in the Term Sheet)) which contemplates the granting of liens which are senior to or pari passu with liens securing obligations under the Second Lien Agreement and/or any DIP Financing provided by the Wayzata Entities or any affiliate of Wayzata, or (ii) seeks to or in any way supports the use of the Wayzata Entities’ cash collateral, each without the Wayzata Entities’ consent.
Notwithstanding any provision in this Agreement to the contrary, upon the written consent of Wayzata and GECC, the dates set forth in this Section 8.01(a) through (f) herein may be extended prior to or upon each such date and such later dates agreed to in lieu thereof and shall be of the same force and effect as the dates provided herein. If this Agreement is terminated by GECC or Wayzata pursuant to this Section 8.01, this Agreement shall be automatically and simultaneously terminated as to any other Party that is a signatory to this Agreement. No Party shall terminate this Agreement if such Party is in breach of any provision hereof.
     8.02 Company Termination Events. The Company may terminate this Agreement as to all Parties upon three business days’ prior written notice, delivered in accordance with Section 10.11 hereof, upon the occurrence of any of the following events (each, a “Company Termination Event”): (a) the breach by any of the Plan Support Parties of any of the representations, warranties or covenants of such Plan Support Parties set forth in this Agreement that would have a material adverse impact on the Company, or the consummation of the Transactions, that remains uncured for a period of three business days after the receipt by the Plan Support Parties of notice of such breach; (b) the board of directors of the Company reasonably determines based upon the advice of counsel that proceeding with the Transactions would be inconsistent with the exercise of its fiduciary duties, or (c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material portion of the Transactions.
     8.03 Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual agreement among (a) the Company, and (b) each of the Plan Support Parties.

     8.04 Effect of Termination. Upon termination of this Agreement under Section 8.01 or Section 8.02, this Agreement shall be of no further force and effect and each Party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement and shall have the rights and remedies that it would have had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement. Upon the occurrence of any termination of this Agreement, any and all consents tendered by the Plan Support Parties prior to such termination shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Transactions and this Agreement or otherwise.
     8.05 Termination Upon Effective Date of Plan. This Agreement shall terminate automatically without any further required action or notice on the date that the Plan becomes effective (immediately following the effectiveness of the Plan).
     8.06 Automatic Stay. The Company acknowledges that after the commencement of the Chapter 11 Cases, the act of termination by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code; provided, however, nothing herein shall prejudice any Party’s rights to argue that the termination was not proper under the terms of this Agreement.
Section 9. Effectiveness; Amendments. This Agreement, including the Term Sheet, may not be modified, amended, or supplemented (except as expressly provided herein or therein) except in writing signed by the Company and each of the Plan Support Parties.
Section 10. Miscellaneous.
     10.01. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the Solicitation and/or the Plan, as applicable.
     10.02. Complete Agreement. This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between the Parties with respect thereto. No claim of waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party.
     10.03. Parties. This Agreement shall be binding upon, and inure to the benefit of, the Parties. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity except as provided in Section 3.03 hereof. Nothing in this Agreement, express or implied, shall give to any person or entity, other than the Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement.
     10.04. Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.
     10.05. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF TRIAL BY JURY. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, to the extent possible, in either the United States District Court for the Southern District of New York or any New York State court sitting in New York City (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the Transactions that are the subject of this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto; provided, however, that if the Company files the Plan, then the Bankruptcy Court shall be the sole Chosen Court. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     10.06. Execution of Agreement. This Agreement may be executed and delivered (by facsimile, electronic mail or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.
     10.07. Interpretation. This Agreement is the product of negotiations between the Company, Wayzata, GECC and the Consenting Noteholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.
     10.08. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, other than a trustee or similar representative appointed in a bankruptcy case. The agreements, representations and obligations of the Consenting Noteholders under this Agreement are, in all respects, several and not joint.

     10.09. Creditors’ Committee. Notwithstanding anything herein to the contrary, if any Consenting Noteholder is appointed to and serves on an official committee of creditors in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit such Consenting Noteholder’s exercise (in its sole discretion) of its fiduciary duties to any person arising from its service on such committee, and any such exercise (in the sole discretion of such Consenting Noteholder) of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement; provided, further, that nothing in this Agreement shall be construed as requiring any Consenting Noteholder to serve on any official committee in any such chapter 11 case.
     10.10. Relationship Among Parties. It is understood and agreed that no Plan Support Party has any fiduciary duty or other duty of trust or confidence in any form with any other Plan Support Party, and, except as provided in this Agreement, there are no commitments among or between them. In this regard, it is understood and agreed that any Consenting Noteholder may trade in the Notes or other debt or equity securities of the Company without the consent of the Company or any other Plan Support Party, subject to applicable securities laws and the terms of this Agreement; provided further that no Plan Support Party shall have any responsibility for any such trading by any other entity by virtue of this Agreement. No prior history, pattern or practice of sharing confidences among or between the Plan Support Parties shall in any way affect or negate this understanding and agreement.
     10.11. Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by telecopy, e-mail, courier or by registered or certified mail (return receipt requested) to the following addresses and telecopier numbers (or at such other addresses or telecopier numbers as shall be specified by like notice):
(1)	if to the Company, to:
Portola Packaging, Inc.
951 Douglas Road
Batavia, IL 60510
Attention: Chief Legal Officer
E-mail address: kwehrenberg@portpack.com
with copies (which shall not constitute notice) to:
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601-6636
Attention: Jeffrey W. Gettleman, Esq. and David A. Agay, Esq.
E-mail addresses: dagay@kirkland.com and
jgettleman@kirkland.com

(2)	if to the GECC, to:
General Electric Capital Corporation
500 West Monroe, 17th Floor
Chicago, IL 60661
Attention: Kathleen Bird
Telephone: (312) 441-6754
Facsimile: (312) 441-7920
with copies (which shall not constitute notice) to:
Latham & Watkins LLP
Sears Tower, Suite 5800
Chicago, Illinois 60606
Attention: Peter P. Knight, Esq.
E-mail address: peter.knight@lw.com
and
General Electric Capital Corporation
201 Merritt 7
Norwalk, CT 06851
Attention: Douglas Taber, Esq.
E-mail address: Douglas.Taber@ge.com
Facsimile: (203) 956-4259
          (3) if to a Wayzata or a Consenting Noteholder or a transferee thereof, to the addresses or telecopier numbers set forth below following the Consenting Noteholder’s signature (or as directed by any transferee thereof), as the case may be with copies (which shall not constitute notice) to:
Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, New York 10022
Attention: Ira Dizengoff, Esq.
E-mail address: idizengoff@akingump.com
Any notice given by delivery, mail or courier shall be effective when received. Any notice given by telecopier shall be effective upon oral or machine confirmation of transmission.
     10.12 Access. The Company will afford the Plan Support Parties and their respective attorneys, consultants, accountants and other authorized representatives reasonable access, upon reasonable notice during normal business hours, and at other reasonable times, to all properties, books, contracts, commitments, records, management personnel, lenders and advisors of the Company; provided, however, the Company’s obligation hereunder shall be conditioned upon such Plan Support Party being party to an executed confidentiality agreement approved by and with the Company. The Company acknowledges and agrees that GECC and the members of the Informal Noteholders Committee have complied with the requirements of this Section 10.12 by virtue of their existing confidentiality arrangements with the Company.
     10.13 Waiver. If the Transactions contemplated herein are or are not consummated, or following the occurrence of the Plan Support Party Termination Date or Company Termination Date, if applicable, nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights and the Parties expressly reserve any and all of their respective rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.
     10.14 Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.
     10.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic mail shall be as effective as delivery of a manually executed signature page of this Agreement.
     10.16 Several, Not Joint, Obligations. The agreements, representations, and obligations of the Parties under this Agreement are, in all respects, several and not joint.
     10.17 Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.
     10.18 No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third party beneficiary hereof.
Section 11. Disclosure. The Company shall publicly disclose (i) the existence of this Agreement and the material terms of the Term Sheet on the Agreement Effective Date, and (ii) any material amendment to this Agreement and the Term Sheet on the effective date of such amendment, each in form and substance acceptable to Wayzata and GECC. The Company will submit to Wayzata and GECC all press releases and public filings relating to this Agreement, the Term Sheet or the transactions contemplated hereby and thereby and any amendments thereof. To the extent that the Company fails to make such initial disclosure within two (2) business days following the Agreement Effective Date or any amendment hereto, Wayazta and GECC shall each have the right but not the obligation to publicly disclose such terms. The Company shall not (a) use the name of any Plan Support Party in any press release without such Plan Support Party’s prior written consent or (b) disclose to any person other than legal and financial advisors to the Company and GECC the principal amount or percentage of any Notes or any other securities of the Company or any of their respective subsidiaries held by any Consenting Noteholder; provided, however, that the Company shall be permitted to disclose at any time the aggregate principal amount of and aggregate percentage of Senior Notes held by Consenting Noteholders or by persons who have otherwise agreed to participate in the Solicitation as a group.
     IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.
[signature pages follow]

Signature Page to the Agreement
by and among, Portola Packaging, Inc., Wayzata Investment Partners LLC, Wayzata Recovery Fund LLC, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., TCW Shared Opportunity Fund IV, LP, TCW Shared Opportunity Fund IVB, LP, , TCW Shared Opportunity Fund V, LP and General Electric Capital Corporation

PORTOLA PACKAGING, INC.
By:
	Name:	[ ]
	Title:	[ ]

Signature Page to the Agreement
by and among, Portola Packaging, Inc., Wayzata Investment Partners LLC, Wayzata Recovery Fund LLC, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., TCW Shared Opportunity Fund IV, LP, TCW Shared Opportunity Fund IVB, LP, , TCW Shared Opportunity Fund V, LP and General Electric Capital Corporation

GENERAL ELECTRIC CAPITAL CORPORATION, as agent and lender under the First Lien Agreement
By:
	Name:	[ ]
Its Duly Authorized Signatory [ ]

Signature Page to the Agreement
by and among, Portola Packaging, Inc., Wayzata Investment Partners LLC, Wayzata Recovery Fund LLC, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., TCW Shared Opportunity Fund IV, LP, TCW Shared Opportunity Fund IVB, LP, , TCW Shared Opportunity Fund V, LP and General Electric Capital Corporation

WAYZATA INVESTMENT PARTNERS LLC, in its capacity as Second Lien Agent
By:
	Name:	[ ]
	Title:	[ ]

WAYZATA RECOVERY FUND LLC

Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

Aggregate principal amount of Senior Notes beneficially owned or managed on behalf of accounts that hold or beneficially own such Senior Notes:

Aggregate principal amount of Second Lien Obligations beneficially owned or managed on behalf of accounts that hold or beneficially own such Second Lien Obligations:

Signature Page to the Agreement
by and among, Portola Packaging, Inc., Wayzata Investment Partners LLC, Wayzata Recovery Fund LLC, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., TCW Shared Opportunity Fund IV, LP, TCW Shared Opportunity Fund IVB, LP, , TCW Shared Opportunity Fund V, LP and General Electric Capital Corporation

WAYZATA OPPORTUNITIES FUND II, L.P.

Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

Aggregate principal amount of Senior Notes beneficially owned or managed on behalf of accounts that hold or beneficially own such Senior Notes:

Aggregate principal amount of Second Lien Obligations beneficially owned or managed on behalf of accounts that hold or beneficially own such Second Lien Obligations:

Signature Page to the Agreement
by and among, Portola Packaging, Inc., Wayzata Investment Partners LLC, Wayzata Recovery Fund LLC, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., TCW Shared Opportunity Fund IV, LP, TCW Shared Opportunity Fund IVB, LP, , TCW Shared Opportunity Fund V, LP and General Electric Capital Corporation

WAYZATA OPPORTUNITIES FUND OFFSHORE II, L.P.

Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

Aggregate principal amount of Senior Notes beneficially owned or managed on behalf of accounts that hold or beneficially own such Senior Notes:

Aggregate principal amount of Second Lien Obligations beneficially owned or managed on behalf of accounts that hold or beneficially own such Second Lien Obligations:

Signature Page to the Agreement
by and among, Portola Packaging, Inc., Wayzata Investment Partners LLC, Wayzata Recovery Fund LLC, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., TCW Shared Opportunity Fund IV, LP, TCW Shared Opportunity Fund IVB, LP, , TCW Shared Opportunity Fund V, LP and General Electric Capital Corporation

TCW SHARED OPPORTUNITY FUND IV, LP

Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

Aggregate principal amount of Senior Notes beneficially owned or managed on behalf of accounts that hold or beneficially own such Senior Notes:

Aggregate principal amount of Second Lien Obligations beneficially owned or managed on behalf of accounts that hold or beneficially own such Second Lien Obligations:

Signature Page to the Agreement
by and among, Portola Packaging, Inc., Wayzata Investment Partners LLC, Wayzata Recovery Fund LLC, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., TCW Shared Opportunity Fund IV, LP, TCW Shared Opportunity Fund IVB, LP, , TCW Shared Opportunity Fund V, LP and General Electric Capital Corporation

TCW SHARED OPPORTUNITY FUND IVB, LP

Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

Aggregate principal amount of Senior Notes beneficially owned or managed on behalf of accounts that hold or beneficially own such Senior Notes:

Aggregate principal amount of Second Lien Obligations beneficially owned or managed on behalf of accounts that hold or beneficially own such Second Lien Obligations:

Signature Page to the Agreement
by and among, Portola Packaging, Inc., Wayzata Investment Partners LLC, Wayzata Recovery Fund LLC, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., TCW Shared Opportunity Fund IV, LP, TCW Shared Opportunity Fund IVB, LP, , TCW Shared Opportunity Fund V, LP and General Electric Capital Corporation

TCW SHARED OPPORTUNITY FUND V, LP

Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

Aggregate principal amount of Senior Notes beneficially owned or managed on behalf of accounts that hold or beneficially own such Senior Notes:

Aggregate principal amount of Second Lien Obligations beneficially owned or managed on behalf of accounts that hold or beneficially own such Second Lien Obligations:

EXHIBIT A
TERM SHEET

EXHIBIT B
PROVISION FOR TRANSFER AGREEMENT
The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated [_], 2008 (the “Agreement”), by and among Portola Packaging, Inc. and its affiliates and subsidiaries bound thereto, General Electric Capital Corporation, Wayzata Investment Partners LLC, Wayzata Recovery Fund LLC, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P. and certain other noteholders, and agrees to be bound by the terms and conditions thereof to the extent Transferor was thereby bound, and shall be deemed a “Consenting Noteholder”) under the terms of the Agreement.
The Transferee specifically agrees (i) to be bound by the terms and conditions of the Senior Notes, (ii) to be bound by the vote of its Consenting Noteholder transferor, and (iii) not to attempt to renegotiate the terms of this Agreement.

Date Executed: ______, 2008
Print name of Transferee

Name: Title: Address: Attention: Telephone: Facsimile: Aggregate principal amount of Notes beneficially owned or managed on behalf of accounts that hold or beneficially own such Notes:

EXHIBIT C
AGREEMENTS UNDER SECTION 5.01(b)1
1.	Agreement for Purchase and Sale of Plastic Fitments, effective as of May 1, 2008, between PPI and Nestle USA

2.	Supply Agreement effective as of October 1, 2007 between PPI and Parmalat Canada

3.	28mm NXT Closure Contract, May 2007—April 2009, between PPI and Coca Cola

4.	Supply Agreement dated June 1, 2007 between Portola Packaging Ltd. and Tetra Park International S.A.

[1]	Due diligence continues, further agreements may be added.

SCHEDULE I
(SPECIFIED EVENTS OF DEFAULT)